Exhibit (a)(1)(D)

KEYCORP

OFFER TO EXCHANGE

Common Shares of KeyCorp

for any and all shares of

7.750% Non-Cumulative Perpetual Convertible Preferred Stock, Series A

Dated June 3, 2009

The Exchange Offer will expire at 11:59 p.m., New York City time, on June 30, 2009 (unless extended or earlier terminated).

June 3, 2009

To Our Clients:

Enclosed for your consideration is an Offer to Exchange dated June 3, 2009 and a Letter of Transmittal (together, the Offer to Exchange and the Letter of Transmittal are referred to herein as the “Offer Documents”) relating KeyCorp’s offer to exchange its common shares, par value $1.00 per share (the “Common Shares”), for any and all of the 5,035,300 outstanding shares of 7.750% Non-Cumulative Perpetual Convertible Preferred Stock, Series A, par value $1.00 per share and $100 liquidation preference per share (the “Series A Preferred Stock”) upon and subject to the terms and conditions set forth in the Offer Documents.

The material relating to the Exchange Offer is being forwarded to you as the beneficial owner of Series A Preferred Stock carried by us for your account or benefit but not registered in your name. A tender of any Series A Preferred Stock may only be made by us as the registered holder and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender Series A Preferred Stock held by us for your account. We urge you to read the Offer Documents carefully before instructing us to tender your Series A Preferred Stock.

If you wish to tender your Series A Preferred Stock, your instructions to us should be forwarded as promptly as possible in order to permit us to tender Series A Preferred Stock in accordance with the provisions of the Offer Documents. The Exchange Offer will expire at 11:59 p.m., New York City time, on June 30, 2009, unless extended.

Tenders of Series A Preferred Stock may be withdrawn at any time prior to the Expiration Date, but only if the notice of withdrawal is received timely as described in the Offer to Exchange under the caption “The Exchange Offer—Withdrawal of Tenders”.

All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Offer Documents.

Your attention is directed to the following:

1. The Exchange Offer is for all of the outstanding Series A Preferred Stock.

2. If you desire to tender any Series A Preferred Stock pursuant to the Exchange Offer, we must receive your instructions in ample time to permit us to effect a tender on your behalf by the Expiration Date.

3. KeyCorp’s obligation to consummate the Exchange Offer for the Series A Preferred Stock is subject to certain conditions set forth in the Exchange Offer under the caption “The Exchange Offer—Conditions of the Exchange Offer”.

4. Any transfer taxes incident to the transfer of Series A Preferred Stock from the tendering holder to KeyCorp will be paid by the Company, except as provided in the Offer Documents.

5. This Exchange Offer constitutes neither an offer to sell nor an offer to purchase nor a solicitation thereof in any jurisdiction in which, or to or from any person from whom, it is unlawful to make such offer under applicable securities or blue sky laws.

If you wish to tender any or all of your Series A Preferred Stock held by us for your account or benefit pursuant to the Exchange Offer, please so instruct us by completing, executing and returning to us the instruction form that appears below as soon as possible. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Series A Preferred Stock held by us and registered in our name for your account.

INSTRUCTIONS

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of KeyCorp with respect to the Series A Preferred Stock.

This will instruct you to tender Series A Preferred Stock with respect to the number of shares of Series A Preferred Stock indicated below pursuant to the terms of and conditions set forth in the Offer to Exchange dated June 3, 2009.

The number of shares of Series A Preferred Stock held by you through your account through your account with The Depository Trust Company for the account of the undersigned is:

(Provide appropriate amount below)

             shares of Series A Preferred Stock

With respect to the Exchange Offer, the undersigned hereby instructs you:

(Check appropriate box below)

☐ To tender                      (provide appropriate amount) shares of Series A Preferred Stock held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Exchange and the Letter of Transmittal.

☐ To not tender any shares of Series A Preferred Stock held by you for the account of the undersigned.

PLEASE SIGN HERE
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